UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016 (March 24, 2016)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 24, 2016, pursuant to the previously announced Purchase and Settlement Agreement, dated as of February 18, 2016 (the “Original PSA”), as amended by Amendment No. 1 to the Original PSA, dated as of February 23, 2016 (“Amendment No. 1” and, together with the Original PSA, the “PSA”), by and among Fifth Street Asset Management Inc. (the “Company”), Fifth Street Finance Corp. (“FSC”), Fifth Street Holdings L.P. (“Holdings”), Leonard M. Tannenbaum, Chairman and Chief Executive Officer of the Company (together with Holdings, the “Buyers”), and RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise (collectively, the “Sellers”), Holdings, a limited partnership for which the Company serves as the general partner, purchased 4,078,304 shares of the common stock of FSC from Sellers for $25,000,003.52 in cash, representing the aggregate purchase price payable by Holdings after crediting certain dividends payable to Holdings pursuant to the terms of the PSA.

On March 24, 2016 and March 29, 2016, pursuant to the PSA, the remaining 5,142,296 shares of FSC’s common stock that Buyers were obligated to purchase under the terms and subject to the conditions of the PSA were purchased by Mr. Tannenbaum.

The foregoing summary of the PSA and the transactions contemplated thereby is qualified in its entirety by reference to the complete text of the Original PSA, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 19, 2016, and to the complete text of Amendment No. 1, a copy of which is attached as Exhibit 10.4 to Company’s amended Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on February 24, 2016, both of which are incorporated by reference in their entirety into this Item 2.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.
Date: March 29, 2016	By:	/s/ Kerry Acocella
Name: Kerry Acocella Title: Senior Vice President, Legal and Secretary